Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $500,000	Dated as of March 29, 2022

USHG Acquisition Corp., a Delaware corporation and blank check company (the “Maker”), promises to pay to the order of Green Equity Investors VI, L.P., a Delaware limited partnership, Green Equity Investors Side VI, L.P., a Delaware limited partnership, and Daniel H. Meyer Investment Trust Dated 05/15/92 (each a “Payee” and together the “Payees”) the principal sum of Five Hundred Thousand Dollars ($500,000) or such lesser amount as shall have been advanced by Payees to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payees may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The Payees shall be jointly, but not severally, obligated to lend to the Maker amounts up to Five Hundred Thousand Dollars ($500,000). The entire unpaid principal balance of this Note, as reflected on Schedule A hereto (such schedule to be updated from time to time by Maker as amounts are borrowed from the Payees up to Five Hundred Thousand Dollars ($500,000)) shall be payable on the consummation of the Maker’s initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”)(the “Maturity Date”). Payee understands that if a Business Combination is not consummated, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Funding. Maker and Payees agree that the Payees are funding to Maker substantially concurrently with the execution of this Promissory Note the principal aggregate amount of Five Hundred Thousand Dollars ($500,000) in the individual amounts set forth on Schedule A hereto.

3. Interest and Expenses. No interest shall accrue on the unpaid principal balance of this Note. Maker will reimburse Payee for all costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payees may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payees.

7. Conversion. Upon consummation of a Business Combination, each Payee shall have the option, but not the obligation, to convert the principal balance of this Note, in whole or in part at the option of each of the Payees, into warrants (“Warrants”) of the Maker at a price of $1.50 per Warrant, each Warrant being identical to the “private placement warrant” (as defined in Maker’s final prospectus dated February 24, 2021 in connection with the Maker’s initial public offering of units (the “IPO”)). As promptly after notice by a Payee to Maker to convert such Payee’s principal balance of this Note, which must be made at least 24 hours prior to the consummation of the Business Combination, as reasonably practicable and after such Payee’s surrender of this Note, Maker shall have issued and delivered to such Payee, without any charge to such Payee, in book-entry form or a certificate or certificates (issued in the name(s) requested by such Payee) for the number of Warrants of Maker issuable upon the conversion of this Note.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payees under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payees.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payees, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payees with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, each Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account to be established in which the proceeds of the IPO conducted by the Maker (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement to occur prior to the consummation of the IPO are to be deposited, as described in greater detail in the registration statement and prospectus to filed with the Securities and Exchange Commission in connection with the IPO on February 24, 2021, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payees.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature pages follow]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

USHG ACQUISITION CORP. a Delaware corporation

By:	/s/ Adam D. Sokoloff
Name: Adam D. Sokoloff
Title: Chief Executive Officer

[Signature Page to Promissory Note]

Accepted and agreed as of the date first written above.

Green Equity Investors VI, L.P.

By:	/s/ Kris Galashan
Name: Kris Galashan
Title: Senior Vice President

[Signature Page to Promissory Note]

Accepted and agreed as of the date first written above.

Green Equity Investors Side VI, L.P.

By:	/s/ Kris Galashan
Name: Kris Galashan
Title: Senior Vice President

[Signature Page to Promissory Note]

Accepted and agreed as of the date first written above.

Daniel H. Meyer Investment Trust Dated 05/15/92

By:	/s/ Mike McQuinn
Name: Mike McQuinn
Title: Trustee

[Signature Page to Promissory Note]

Schedule A

Payee	Principal Amount

Green Equity Investors VI, L.P.	One Hundred Fifty-Six Thousand Six Hundred Forty-Two Dollars ($156,642)

Green Equity Investors Side VI, L.P.	Ninety-Three Thousand Three Hundred and Fifty-Eight Dollars ($93,358)

Daniel H. Meyer Investment Trust Dated 05/15/92	Two Hundred Fifty Thousand Dollars ($250,000)